- --------------------------------------------------------------------------------
                                                                    EXHIBIT 10.9

                                HEWLETT - PACKARD

                      U.S. AGREEMENT FOR SUPPLIES RESELLERS

                                TABLE OF CONTENTS


U.S. RESELLER CHANNEL AGREEMENT

        1.     APPOINTMENT
        2.     STATUS CHANGE
        3.     PRICES
        4.     PAYMENT
        5.     ORDERS; SHIPMENTS; CANCELLATIONS AND CHANGES
        6.     PRICE ADJUSTMENTS; PRICE PROTECTION
        7.     STOCK ADJUSTMENTS
        8.     DEFECTIVE UNITS
        9.     USER WARRANTY
        10.    LIMITATION OF REMEDIES AND LIABILITY
        11.    RELATIONSHIP
        12.    RESELLER RECORD-KEEPING
        13.    TRADEMARK
        14.    LICENSING
        15.    PATENT INDEMNITY
        16.    TERMINATION
        17.    AMENDMENT
        18.    GENERAL CONDITIONS
        19.    ADDENDA
        20.    STATEMENT OF OWNERSHIP
        21.    AUTHORIZED SIGNATURES

U.S. SUPPLIES RESELLER ADDENDUM

        1.     APPOINTMENT
        2.     VOLUME COMMITMENT LEVELS
        3.     RESELLER ORDER MILESTONES
        4.     APPROVED LOCATIONS
        5.     RESELLER SALES
        6.     RESELLER REQUIREMENTS
               A.      INVENTORY
               B.      ADVERTISING
               C.      SALES FORCE
               D.      TRAINING
               E.      PRIMARY CONTACT
               F.      NEW PRODUCT INTRODUCTIONS
        7.     RESELLER PROGRAMS
        8.     EXHIBITS
        9.     AUTHORIZED SIGNATURES

- --------------------------------------------------------------------------------

                                HEWLETT - PACKARD


Miami Computer Supply, Inc.                                   52GCX
- ----------------------------------------                -----------------
Company Name                                         Agreement #


3884 Indian Ripple Road
- -------------------------------------------------------------------------
Address

Dayton                  OH             45440         (513)  429-5211
- -------------------------------------------------    -------------------
City                   State          Zip Code       Telephone #



1.  APPOINTMENT

    A. Hewlett-Packard Company ("HP") appoints the reseller named above ("Reseller") as an authorized, non-exclusive reseller for the HP Personal Computer Products ("HP Products") which HP has approved Reseller to market listed on one or more HP Product Exhibits ("Product Exhibits") specified in the Addenda subject to the terms set forth in this Agreement and in the Addenda, for the period from the effective date indicated below through the date specified in the Addenda. Reseller accepts this appointment on these terms.

    B. Reseller's approved locations are specified in the Addenda. All Reseller's sales, advertising and promotional activities for HP Products must be conducted from these locations.

    C. Reseller will conduct business relating to HP Products only in the name(s) specified in this Agreement.

2.  STATUS CHANGE

    A.  If a Reseller wishes to:
        1) Change its name or that for any approved location;
        2) Add or close an approved location;
        3) Undergo a merger, acquisition, consolidation or other reorganization with the result that any entity controls 20% or more of Reseller's capital stock of assets after such transaction;
        4) Undergo a significant change in control or management of Reseller operations;

           then Reseller shall notify HP in writing prior to the intended date of change. HP will promptly notify Reseller in writing of its approval or disapproval of the proposed change.

    B. HP must approve proposed Reseller changes prior to any obligation of HP to perform under this Agreement with Reseller as changed.

3.  PRICES

    A. HP's corporate price lists are internal data basis indicating current list prices for HP Products ("list prices"). HP reserves the right to change list prices upon reasonable notice to Reseller. If Reseller is unsure of the list price to use in calculating net Reseller price for any HP Product, Reseller should contact its HP sales representative.

    B. Net Reseller price for HP Products purchased under this Agreement will be the list price at the time of Reseller's orders, less the discounts based on Reseller's volume commitments as specified in the Product Exhibits.

    C. Net Reseller price includes transportation arranged by HP. HP reserves the right to charge Reseller for any special routing, handling or insurance requested by Reseller. Orders shipped special routing shall be F.O.B. Origin. Requests for proof of delivery are subject to limitations and service charges.

    D. Net Reseller price does not include State and local taxes. HP will invoice Reseller for these taxes, based on point of delivery, unless the appropriate resale exemption certificates are on file at HP's order-entry point, or unless HP agrees the sale is otherwise exempt.

4.  PAYMENT

    A. Reseller will pay all invoices in full within 30 days after date of invoice unless other terms are specified in its HP flooring agreement. HP reserves the right to specify Cash in Advance or other terms for credit reasons.

    B. Claims for adjustment of any invoice will be waived if Reseller fails to present them within 90 days from date of HP invoice. No claims, credits or offsets may be deducted from any invoice.

5.  ORDERS; SHIPMENTS; CANCELLATIONS AND CHANGES

    A. Reseller will comply with the minimum order, release and ship-to requirements specified in the Product Exhibits or otherwise prescribed by HP.

    B. HP will honor written and telephone orders from Reseller's approved locations. Reseller is responsible for ensuring that only authorized employees place, change or delete orders.

    C.  Reseller may request shipment up to 90 days after order date.

    D. Shipments are subject to availability. HP reserves the right to schedule and re-schedule any order, at HP's discretion, and to decline any order for credit reasons or because the order specifies an unreasonably large quantity or makes an unreasonable shipment request.

    E. Reseller may cancel a shipment or request changes in a scheduled shipment date at no charge up to 5 working days before scheduled shipment. Any later cancellation or change will be subject to a charge of 5% of the shipment's list price value. If in transit, it will also be subject to applicable freight charges.

    F. HP will use reasonable efforts to meet any scheduled shipment date. However, HP will not be liable for delay in meeting a scheduled shipment date for any reason. If HP Products are in short supply, HP will allocate them equitably, at HP's discretion.

    G. HP will ship HP Products only to approved locations. Business conducted at each location approved by HP must be greater than 50% owned by Reseller. An exception will be made where a Product Exhibit indicates drop-shipment is available for a specific HP Product; drop-shipment for such products will be subject to any limitations prescribed by HP.

    H. Reseller must meet additional requirements to be eligible to order certain HP Products ("Qualified Distribution Products") as specified on the Product Exhibits.

    I. Title to HP Products and risk of loss and damage will pass to Reseller F.O.B. Destination.

    J. HP may, from time to time, offer Reseller certain HP Products on special promotional terms or to clear obsolescent, used or refurbished units. All such purchases may be subject to discounts different from those shown in the Product Exhibits; they may not, in some cases, count towards attainment of Reseller's volume level; they may not be eligible for promotional allowance funds and will not be eligible for price protection or stock adjustment. With these exceptions, Reseller's purchases in response to these offers are subject to the terms set forth in this Agreement.

6.  PRICE ADJUSTMENTS; PRICE PROTECTION

    A. If HP raises list prices, HP will bill based on the old, lower price for orders placed by Reseller within one month after the effective date of the increase. Limited quantity restrictions may apply.

    B. If HP reduces list prices, HP will bill based on the new, lower price for HP Products shipped on or after the effective date of the reduction.

    C. HP Products eligible for price protection are so designated on each Product Exhibit. If HP reduces list prices, HP will grant Reseller a price protection credit calculated by one of the two following methods (and HP will decide at its discretion which method will be used):

        1) The credit will equal the total reduction in net Reseller price for eligible products in Reseller's inventory and in transit to Reseller, using a verification process determined by HP.

        2) The credit will equal 100% of the total reduction in net Reseller price for eligible products shipped within one month before the effective date of the reduction, or 75% of the reduction for eligible products shipped within two months before that date, whichever is greater.

    D. HP may require that Reseller accumulate a minimum credit of $200 in a particular month before HP extends price protection to Reseller for that month.

 7.  STOCK ADJUSTMENTS

    A. HP Products that may be eligible for stock adjustment are so designated on each Product Exhibit. To be eligible for stock adjustment at the time of return, such products must still be listed on HP's then-current Product Exhibits, in their unopened, original packaging, and marketable as new merchandise. Items not eligible or marketable as new will be returned at Reseller's expense.

    B. Products returned for stock adjustment are subject to a restocking charge. The restocking charge will be as indicated on each Product Exhibit. The minimum charge for any return will be $50.

   C. Eligible HP products may be returned for stock adjustment in one consolidated shipment from each approved location, freight prepaid, once each month during the term of this Agreement. The return may equal up to 5% of HP shipments during the previous quarter. Quarters will be calculated as follows:

        November through January, February through April, May through July, and August through October. Reseller must purchase new HP Products of equal or greater value for immediate shipment at the time of the return.

   D. Reseller must obtain a Notice of Return number (NOR) for each shipment of hardware and a separate NOR for each shipment of software returned for stock adjustment. If a NOR does not appear on the outside of all boxes returned to HP, the shipment will be ineligible for stock adjust-ment and will be returned to Reseller at Reseller's expense.

   E. Reseller will receive a credit for eligible HP Products returned for stock adjustment at the net Reseller price in effect when HP receives them, less the return charges indicated above and any promotional discounts.

   8.   DEFECTIVE UNITS


   A. Reseller and HP agree that the procedure provided below for return and repair, replacement or credit for defective units will be Reseller's exclusive remedy for any claim relating to any alleged defect or nonconformity in HP Products.

   B. HP will repair, replace or provide credit to Reseller for any HP Product found defective by Reseller within 180 days of its shipment to Reseller and prior to its sale to the end-user customer.

        1) Unless HP gives other instructions, the defective unit will be returned to HP freight collect. Reseller must notify HP that the unit is being returned and must obtain a Notice of Return number
           (NOR). If a NOR does not appear on the outside of all boxes returned to HP, the shipment will be returned to Reseller at Reseller's expense.

        2) HP may inspect the unit to verify that it is eligible for repair, replacement or credit. Such eligibility will be based solely on whether the unit is in fact defective and whether the claim is timely, and HP's approval will not be unreasonably withheld.

        3) HP will be entitled to determine at its discretion whether to repair, replace or provide credit for the defective unit.

        4) HP will not repair, replace or provide credit for units damaged from abuse or misuse (including improper storage), attempted repair by an unauthorized service center or repossession. Reseller will reimburse HP for freight for such units, or where no defects are found.

        5) Units repaired by local HP repair personnel may be repaired with remanufactured parts.

 9.  USER WARRANTY

     A. HP Products covered by a User Warranty are so designated on each Product Exhibit, and copies of the User Warranty will be supplied with these products. The User Warranty will be supplied with these products. The User Warranty runs in favor of the ultimate user of the product. The User Warranty period begins on the User's date of purchase or the first day of rental by a Reseller. HP may require that Reseller provide proof of purchase by the end-user. The User Warranty is the only warranty covering any HP Product sold under this Agreement.

    B. Some newly manufactured products purchased hereunder may contain selected remanufactured parts equivalent to new in performance.

    C. NO OTHER WARRANTY IS EXPRESSED OR IMPLIED. HP SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10. LIMITATION OF REMEDIES AND LIABILITY

    A. THE REMEDIES PROVIDED IN THIS AGREEMENT, INCLUDING THE PROCEDURE FOR RETURN OF DEFECTIVE GOODS, ARE RESELLER'S SOLE AND EXCLUSIVE REMEDIES. HP WILL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY.

    B. The foregoing limitation of liability will not apply in the event that any HP Product sold hereunder is determined by a court of competent jurisdiction to be defective and to have directly caused bodily injury, death or property damage, provided that in no event will HP's liability for property damage exceed the greater of $50,000 or the purchase price of specific product that caused such damage.

 11. RELATIONSHIP

    A. Reseller's relationship to HP will be that of an independent contractor engaged in purchasing HP Products for resale to Reseller's customers. Reseller and its employees are not agents or legal representatives of HP for any purpose and have no authority to act for, bind or commit HP. Reseller and HP agree that this Agreement does not establish a franchise, joint venture or partnership.

    B. Any commitment made by Reseller to its customers with respect to quantities, delivery, modifications, interfacing capability or suitability will be Reseller's sole responsibility unless prior written approval is obtained from HP. Reseller has no authority to modify the User Warranty or to make any commitment on HP's behalf other than options outlined by HP, and Reseller will indemnify HP from liability for any such modified warranty or other commitment by Reseller.

    C. List prices are suggested prices for resale to Reseller's customers and a basis for calculating net Reseller price. Reseller has the right to determine its own resale prices, and no HP representative will require that any particular price be charged by Reseller or grant or withhold any treatment to Reseller based on Reseller's pricing policies. Reseller agrees that it will promptly report any effort by HP personnel to interfere with its pricing policies directly to an HP officer or manager.

    D. This Agreement applies only to the HP Products listed on the Product Exhibits (U.S. versions only). Reseller acknowledges that HP may market other products, including products in competition with those listed on the Product Exhibits without making them available to Reseller. HP reserves the right to advertise, promote and sell any product in competition with Reseller as HP deems appropriate.

12. RESELLER RECORD-KEEPING

    A. For purposes of contract compliance verification, product safety information, corrections for operational problems and the like, Reseller is required to maintain records of customer purchases of printers, plotters, scanners and computers for one year. Records must include customer name, address, phone number, serial number and date of sale of the above products.

    B. At HP's discretion, and upon notice to Reseller, HP or HP's designate will be given on-site access to Reseller's customer records, inventory records and other books and records of account as necessary to verify and audit Reseller's compliance with the terms of this Agreement.

    C. HP may require Reseller to provide HP or HP's designate with sales performance and inventory data in a format specified by HP (including, but not limited to, such information as total units of selected HP products sold and held in inventory by month for each authorized location).

13. TRADEMARK

    A. From time to time, HP may designate one or more HP trademarks as available for Reseller's use and will provide standards for that use. HP authorizes Reseller to use these designated trademarks.

        1) Reseller will use the designated trademarks in accordance with these standards solely in advertising and promoting HP Products, in good taste and in a manner that preserves their value and HP's rights in them.

        2) Reseller will not use any HP trademark or trade name in a way that implies Reseller is an agency or branch of HP. Reseller will immediately change or discontinue any use as requested by HP.


        3) Reseller has no right, title or interest in any HP trademark or trade name and is not authorized to use any HP trademark or trade name other than the designated trademarks. Any rights in any HP trademark or trade name acquired through Reseller's use belong solely to HP.

14. LICENSING

    A. Unless prior written consent is obtained from HP, Reseller will not copy or modify any materials supplied under this Agreement, except that software materials may be copied for archival purposes to replace a defective copy or for program error verification. Reseller will not remove, omit or alter any label or copyright notice on or in these materials.

    B. Reseller is granted the right to distribute software materials supplied by HP in accordance with the license terms supplied with these materials. Reseller may also use the materals for demonstration purposes in accordance with those license terms.


        1) Where an end-user agreement is supplied with the software, the user must sign the agreement or indicate acceptance by opening the media package in order to obtain a license to use it. Use of the software will be subject to the terms of the agreement.


       2) Where the software is designated as confidential or a trade secret in its license terms, Reseller will safeguard the software in accordance with industry standards and applicable law, using the same degree of care to prevent unauthorized disclosure as Reseller uses with its own trade secrets and those of other suppliers.

15. PATENT INDEMNITY


    A. HP will, except as otherwise provided below, defend or settle any claim made or suit or proceeding brought against Reseller so far as it is based on an allegation that any HP Product sold under this Agreement infringes a U.S. patent, trademark or copyright, provided HP is notified promptly in writing and given information, assistance and sole authority to defend or settle same at HP's expense; and HP will pay all damages and costs finally awarded therein against Reseller. If any such HP Product is held to infringe and its use is enjoined, or in case of a settlement, HP will have the option at HP's expense to replace same with a non-infringing product; or modify same so it becomes non-infringing product; or modify same so it becomes non-infringing; or repurchase same from Reseller at net Reseller price, provided it is new and in its unopened, original packaging.

    B. The foregoing states HP's entire liability for intellectual property infringement by products furnished under this Agrement.

16. TERMINATION

    A. Either party may terminate this Agrement without cause at any time upon 30 days' written notice, or with cause at any time upon 15 days' written notice.

    B. If either party gives the other notice of termination or advises the other of its intent not to renew this Agrement, HP may require that Reseller pay Cash in Advance for additional shipments during the remaining term hereof, regardless of Reseller's previous credit status, and may withhold all such shipments until Reseller pays its previous balance.

    C. Upon termination or expiration of this Agreement for any reason, Reseller will immediately cease to be an authorized HP Reseller and will refrain from representing itself as such and from using any HP trademark or trade name.

    D. Upon any such termination or expiration, either party may require that HP purchase any HP Products sold to Reseller by HP under this Agreement that are on HP's then-current Product Exhibits, in their unopened, original packaging and marketable as new merchandise. HP will pay Reseller HP's then-current net Reseller price or Reseller's original purchase price for such products, whichever is lower. Reseller should contact its HP sales representative for information about the items eligible for repurchase and instructions for their return at HP's expense.
    E. The indemnities provided in this Agreement will survive termination or expiration hereof.

17. AMENDMENT

    A. HP may, from time to time, add products to or delete them from the Products Exhibits, change list prices or discounts or implement special promotional programs, at HP's discretion, after reasonable notice to Reseller.

    B. HP may, from time to time, give Reseller written notice of amendments to this Agreement. Any such amendment will automatically become a part of this Agreement on the effective date specified in the notice.

    C. Each party acknowledges that the other has made no commitments regarding duration or renewal of this Agreement beyond those expressly stated herein.

18. GENERAL CONDITIONS

    A. Neither party may assign or transfer this Agreement. Any attempted assignment or transfer will be void.

    B.  Either party's failure to enforce any provision of this

    C. This Agreement and the attached Addenda and associated Product Exhibits contain the entire and only understanding between the parties relating to the subject matter hereof. HP hereby gives notice of objection to any additional or inconsistent terms set forth in any purchase order or other document issued by Reseller. Except as provided in paragraphs 17A and 17B, no modification of this Agreement will be binding on either party unless made in writing and signed by both parties.

    D. No U.S. Government procurement regulations will be deemed included hereunder or binding on either party unless specifically accepted in writing and signed by both parties.

    E. This Agreement will be governed by the laws of the State of California.

19. THE ADDENDA LISTED BELOW ARE ATTACHED TO AND MADE A PART OF THIS AGREEMENT.

____ADDENDUM (U.S. SUPPLIES RESELLER)
____ADDENDUM

20. STATEMENT OF OWNERSHIP

Name of Company:_______________________________________________________________


Form of Organization (e.g. Corporation, General Partnership, etc):_____________

_______________________________________________________________________________


State of Organization:_________________________________________________________


Owners (for publicly held corporations, owners of 20% or more of any class of shares):

Name:                                       Interest(%):

________________________________________    ___________________________________

________________________________________    ___________________________________

________________________________________    ___________________________________

________________________________________    ___________________________________

________________________________________    ___________________________________


Board of Directors, Officers, Partners:

Name:                                       Title:

________________________________________    ___________________________________

________________________________________    ___________________________________

________________________________________    ___________________________________

________________________________________    ___________________________________

________________________________________    ___________________________________

21. AUTHORIZED SIGNATURES

    A. RESELLER

       ________________________________________________________________________
       Authorized Signature

       ________________________________________________________________________
       Type Name

       ________________________________________________________________________
       Title

       ________________________________________________________________________
       Signing Date



    B. HEWLETT-PACKARD COMPANY

       ________________________________________________________________________
       Authorized Signature

       ________________________________________________________________________
       Type Name

       ________________________________________________________________________
       Title


       ________________________________________________________________________
       Effective Date


       ________________________________________________________________________
       Expiration Date

Hewlett-Packard Company
5301 Stevens Creek Boulevard
P.O. Box 58059
Santa Clara, California  95052-8059


                                                      January 1, 1996
                                                 1996 Agreement #: 57AGG

MIAMI COMPUTER SUPPLY, INC.
3884 INDIAN RIPPLE ROAD
DAYTON, OHIO  45440
Customer ICN:  2750

Dear MIAMI COMPUTER SUPPLY, INC.,

In HP's quest to simplify the contracting and negotiating process, your 1996 HP Agreement and Addendum is based substantially on your 1995 Agreement and Addendum.

In fact, the text of the 1995 Agreement, Addendum and Exhibit L as negotiated between HP and you is carried forward and repeated in 1996, except for those modifications indicated in this letter. All other terms and conditions of your 1995 Agreement remain unchanged.

Included with this letter are the new companion documents which form a part of your 1996 Agreement, the Operations Policy Manual, Product Acquisition and Resale Categories and Product Exhibits.

Amendments to your U.S. Reseller Agreement:

Section 2.A.3
Status Change:  Modify to read as follows:

"Undergo a merger, acquisition, consolidation or other reorganization with the result that any entity controls 50% or more of Reseller's capital stock or assets after such transaction; or"

Section 10
Price Adjustments; Price Protection: Deleted and moved to the Operations Policy Manual (OPM) as modified.

Section 16
Reseller Record Keeping:  Modify to read as follows:

"HP or HP's designate will be given prompt access during normal business hours, either on sight or through other means specified by HP to Reseller's customer records of account specifically related to HP Products as HP believes are reasonably necessary to verify and audit Reseller's compliance with this Agreement".

Amendment to your U.S. Supplies Reseller Addendum:

Section 3.H
Reseller Responsibilities: Deleted and moved as modified to the HP Product Acquisition and Resale Categories.

Signature Page:

Change effective date to 3/1/96 and the expiration date to 2/28/97.


AUTHORIZED SIGNATURES                  HEWLETT-PACKARD COMPANY
- ---------------------                  -----------------------


- ----------------------------------    -----------------------------------------
Authorized Signature                  Sue Weatherman, Reseller Contracts Manager


- ----------------------------------    -----------------------------------------
Typed Name                            Date


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Title


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Date